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                                  EXHIBIT 21.

                         SUBSIDIARIES OF THE REGISTRANT

         ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware, and ICN Pharmaceuticals, Inc. may be deemed a parent of the Registrant.

         The following table, in which an indentation indicates a parent-subsidiary relationship, shows the Company's significant subsidiaries as of December 31, 1994, the percentage of their voting securities (including directors' qualifying shares) then owned by the Company or the subsidiary's immediate parent, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.

                                                                                      Percentage
                                                                                       of Voting
                                                        Jurisdiction              Securities Owned
                                                             of                       by Company
                                                       Incorporation                or Subsidiary
                                                       -------------                -------------
     ICN Canada Holdings, Limited                          Canada                         100
     ICN Canada, Limited                                   Canada                         100
     Alpha Pharmaceutical, Inc.                            Panama                         100
     Laboratorios Panol, S.A. de C.V.                      Mexico                         100
     ICN Farmaceutica, S.A.                                Mexico                         100
     Laboratorios Grossman, S.A.                           Mexico                         100
     ICN Pharmaceuticals Holland, B.V.                  Netherlands                       100
     Iberica, S.A.                                           --                            --
     Laboratorios Hubber, S.A.                             Spain                          100
     COVOCO Holding, B.V.                               Netherlands                       100
     ICN Galenika                                        Yugoslavia                        75
     ICN Biomedicals GmbH--Eschwege                       Germany                         100
     ICN Biomedicals Canada, Ltd.                          Canada                         100
     Flow Laboratories, Inc.                          Maryland, U.S.A.                    100
     ICN Biomedicals Australiasia Pty Ltd.               Australia                        100
     ICN Biomedicals Japan Co. Ltd.                        Japan                          100
     Amstelstad A.G.                                    Switzerland                       100
     ICN Biomedicals B.V.                               Netherlands                       100
     ICN Biomedicals California, Inc.                California, U.S.A.                   100
     ICN Biomedicals, S.L.                                 Spain                           95
     (Laboratorios Hubber, S.A., owns 5%)
     Labsystems Benelux B.V.                            Netherlands                       100
     Labsystems Benelux N.V.                              Belgium                         100
     ICN Biomedicals, Ltd.                                Scotland                        100
     ICN Biomedicals, GmbH                                Germany                         100
     Labsystems GmbH                                      Germany                         100
     ICN France SARL                                       France                         100
     Flow Laboratories B.V.                             Netherlands                       100
     Flow Laboratories (International) S.A.             Switzerland                       100
     Flow Trading A.G.                                  Switzerland                       100
     ICN Biomedicals S.R.L.                                Italy                           95
     (Flow Laboratories, B.V. owns 5%)
     ICN Biomedicals N.V./S.A.                            Belgium                         100

    In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.


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